Exhibit 99.1

Mullen Announces Significant Revenue Increase and Reduction

in Spending

For quarter ended Sept. 30, 2024, Company expects to report approximately $4.5 million in revenue compared to $65,235.00 reported in quarter ended June 30, 2024, an increase of 6791% compared to prior quarter

Mullen reported a monthly cash burn (operating and investing cashflows) of $12.8 million for the quarter ended June 30, 2024, as compared to a monthly cash burn of $18.1 million for the quarter ended March 31, 2024, representing a decrease of 30% or $5.3 million per month. Company’s monthly cash burn for the quarter ended Sept. 30, 2024, is approximately $12.7 million per month

The Company plans to continue to improve its cash burn with operating reductions throughout 2025 with the expectation to achieve breakeven on a cash basis by end of December 2025

BREA, Calif., October 02, 2024– via InvestorWire – Mullen Automotive, Inc. (NASDAQ: MULN) (“Mullen” or the “Company”), an electric vehicle (“EV”) manufacturer, announces today that it expects $4.5 million in revenue for quarter ended Sept. 30, 2024, compared to $65,235.00 reported in quarter ended June 30, 2024, an increase of 6791% compared to prior quarter. The Company also provides an operational update, which includes initiatives it has recently taken to reduce overall operating expenses.

Mullen operational updates include:

●	As of today, Company received $11.9 million, and expects to receive an additional $600,000 from investors, representing 25% of their additional investment right

●	Company has an additional investment commitment of $150 million through the use of its equity line, which allows it to offer common stock, subject to market and other conditions

●	For quarter ended Sept. 30, 2024, Company expects to report approximately $4.5 million in revenue compared to $65,235.00 reported in quarter ended June 30, 2024, an increase of 6791% compared to prior quarter

●	Mullen reported a monthly cash burn (operating and investing cashflows) of $12.8 million for the quarter ended June 30, 2024, as compared to a monthly cash burn of $18.1 million for the quarter ended March 31, 2024, representing a decrease of 30% or $5.3 million per month. The Company’s monthly cash burn for the quarter ended Sept. 30, 2024, is approximately $12.7 million per month

●	The Company plans to continue to improve its cash burn with operating reductions throughout 2025 with the expectation to achieve breakeven on a cash basis by December 2025

“Our revenue is up significantly, and our cash burn continues to decrease,” said David Michery, CEO and chairman of Mullen Automotive. “We are going into the remainder of 2024 with strong momentum, and I am focused on closing out the calendar year on an extremely positive trajectory.”

About Mullen

Mullen Automotive (NASDAQ: MULN) is a Southern California-based automotive company building the next generation of commercial electric vehicles (“EVs”) with two United States-based vehicle plants located in Tunica, Mississippi, (120,000 square feet) and Mishawaka, Indiana (650,000 square feet). In August 2023, Mullen began commercial vehicle production in Tunica. In September 2023, Mullen received IRS approval for federal EV tax credits on its commercial vehicles with a Qualified Manufacturer designation that offers eligible customers up to $7,500 per vehicle. As of January 2024, both the Mullen ONE, a Class 1 EV cargo van, and Mullen THREE, a Class 3 EV cab chassis truck, are California Air Resource Board (“CARB”) and EPA certified and available for sale in the U.S. Recently, CARB issued HVIP approval on the Mullen THREE, Class 3 EV truck, providing up to $45,000 cash voucher at time of vehicle purchase. The Company has also recently expanded its commercial dealer network to seven dealers with the addition of Papé Kenworth. Other previously announced dealers include Pritchard EV, National Auto Fleet Group, Ziegler Truck Group, Range Truck Group, Eco Auto, and Randy Marion Auto Group, providing sales and service coverage in key Midwest, West Coast, Pacific Northwest, New England and Mid-Atlantic markets. The Company has also announced Foreign Trade Zone (“FTZ”) status approval for its Tunica, Mississippi, commercial vehicle manufacturing center. FTZ approval provides a number of benefits, including deferment of duties owed and elimination of duties on exported vehicles.

To learn more about the Company, visit www.MullenUSA.com.

Estimated Preliminary Results for the Fourth Quarter Ended Sept. 30, 2024 (Unaudited)

Set forth above are certain estimated preliminary financial results and other key business metrics for the fourth quarter ended Sept. 30, 2024. These estimates are based on the information available to us at this time. Our actual results may differ materially from the estimated preliminary results presented due to the completion of our financial closing and accounting procedures, including final adjustments, the completion of the preparation and audit of the Company’s financial statements and the subsequent occurrence or identification of events prior to the filing of the audited consolidated financial statements for the fiscal year ended Sept. 30, 2024, in its Annual Report on Form 10-K. The estimated preliminary financial results and other key business metrics have not been audited or reviewed by our independent registered public accounting firm. These estimates should not be viewed as a substitute for our full interim or annual financial statements. Accordingly, you should not place undue reliance on this preliminary data. In addition, any such statements regarding the Company’s financial performance are not necessarily indicative of the Company’s financial performance that may be expected to occur for the fiscal quarter ending Sept. 30, 2024, or for any future fiscal period.

Forward-Looking Statements

Certain statements in this press release that are not historical facts are forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "continue," "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential" and similar expressions are intended to identify such forward-looking statements. All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Mullen and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to, whether the Company will be successful with cost-cutting initiatives or achieve anticipated expense reduction within expected timeframes, how long governmental incentives for electric vehicles will remain in place, and the resultant selling prices of Mullen vehicles. Additional examples of such risks and uncertainties include but are not limited to: (i) Mullen’s ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Mullen's ability to maintain existing, and secure additional, contracts with manufacturers, parts and other service providers relating to its business; (iii) Mullen’s ability to successfully expand in existing markets and enter new markets; (iv) Mullen’s ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Mullen’s business; (viii) changes in government licensing and regulation that may adversely affect Mullen’s business; (ix) the risk that changes in consumer behavior could adversely affect Mullen’s business; (x) Mullen’s ability to protect its intellectual property; and (xi) local, industry and general business and economic conditions. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed by Mullen with the Securities and Exchange Commission. Mullen anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Mullen assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law. Forward-looking statements speak only as of the date they are made and should not be relied upon as representing Mullen’s plans and expectations as of any subsequent date.

Contact:

Mullen Automotive, Inc.

+1 (714) 613-1900

www.MullenUSA.com

Corporate Communications:

InvestorBrandNetwork (IBN)

Los Angeles, California

www.InvestorBrandNetwork.com

310.299.1717 Office

Editor@InvestorBrandNetwork.com